UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 10, 2013

HOLLYWOOD MEDIA CORP.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-14332	65-0385686
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 East Yamato Road, Suite 2199, Boca Raton, Florida	33431
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code	(561) 998-8000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On November 10, 2013, Hollywood Media Corp. (the “Company”), MovieTickets.com, Inc. (“MovieTickets.com”), National Amusements, Inc. and AMC Entertainment Inc. (“AMC”) entered into a settlement agreement (the “Settlement Agreement”) pursuant to which the Company, MovieTickets.com and National Amusements, Inc. reached a settlement with AMC, on confidential terms and without admitting liability of one to the other, with respect to the lawsuit relating to MovieTickets.com that was initially filed in October 2011 by the Company and National Amusements Inc. against AMC. As a result of the Settlement Agreement, the Company’s equity interest in MovieTickets.com increased from approximately 26% to approximately 34%. In addition, in connection with the Settlement Agreement, AMC and MovieTickets.com entered into a non-exclusive ticketing agreement, the terms of which are also confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLYWOOD MEDIA CORP.

By:	/s/ Mitchell Rubenstein
	Name: Title:	Mitchell Rubenstein Chairman of the Board and Chief Executive Officer

Date: November 15, 2013